Accountants’ Consent

The Board of Directors

Tan Range Exploration Corporation

We consent to the use of our report dated November 15, 2001 with respect to the consolidated balance sheet of Tan Range Exploration Corporation as at August 31, 2001 and the related consolidated statement of operations and deficit for the year then ended, included herein and to the reference to our firm under the heading “Experts” in the registration statement.

Our report dated November 15, 2001, includes additional comments for U.S. readers on Canada-U.S. reporting difference that states that the financial statements are affected by conditions and events that cast substantial doubt on the Company’s ability to continue as a going concern.  The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

PricewaterhouseCoopers LLP (signed)

Chartered Accountants

Vancouver, Canada

March 3, 2004

PricewaterhouseCoopers refers to the Canadian firm of PricewaterhouseCoopers LLP and the other member firms of PricewaterhouseCoopers International Limited, each of which is a separate and independent legal entity.

Accountants’ Consent

The Board of Directors

Tan Range Exploration Corporation

We consent to the use of our reports dated October 31, 2003 with respect to the consolidated balance sheets of Tan Range Exploration Corporation as at August 31, 2003 and 2002, and the related consolidated statements of operations and deficit for each of the years in the two year period ended August 31, 2003, included herein and to the reference to our firm under the heading “Experts” in the registration statement.

Our report dated October 31, 2003, includes additional comments for U.S. readers on Canada-U.S. reporting difference that states that the financial statements are affected by conditions and events that cast substantial doubt on the Company’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

KPMG LLP (Signed)

Chartered Accountants

Vancouver, Canada March 3, 2004

Accountants’ Consent

The Board of Directors

Tan Range Exploration Corporation

We consent to the use of our report dated October 28, 2003 with respect to the balance sheets of Tanzanian American International Development Corporation 2000 Limited as at December 31, 2001 and 2000, and the related statements of income, cash flow and changes in equity for each of the years in the two year period ended December 31, 2001, included herein and to the reference to our firm under the heading “Experts” in the registration statement.

KPMG  (Signed)

Certified Public Accountants

Dar es Salaam, Tanzania March 3, 2004